EXHIBIT 5.1 and 23.1

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487
Telephone (616) 752-2000
Fax (616) 752-2500

JEFFREY A. OTT
   (616) 752-2170
    jott@wnj.com

July 11, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Wolverine World Wide, Inc. Registration Statement on Form S-8 Wolverine World Wide, Inc. Stock Incentive Plan of 2003 (the "Plan")

Dear Sir or Madam:

                    We represent Wolverine World Wide, Inc., a Delaware corporation (the "Company"), with respect to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 1,300,000 shares of Common Stock.

                    As counsel for the Company, we are familiar with its Certificate of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be issued pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                    On the basis of the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, any and all shares of Common Stock which are the subject of the Registration Statement will, when issued pursuant to the terms of the Plan, be legally issued, fully paid and nonassessable.

Securities and Exchange Commission
July 11, 2003

_______________________________

                    These opinions are limited to the matters specifically referred to in the letter and are effective as of the date of this opinion. No expansion of our opinions may be made by implication or otherwise. This opinion is for use in connection with the Registration Statement and may not be relied on in connection with other matters.

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Plan.

Very truly yours, WARNER NORCROSS & JUDD LLP

By:	/s/ Jeffrey A. Ott
Jeffrey A. Ott A Partner